UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               __________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 19, 2005


                        General DataComm Industries, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-8086                  06-0853856
----------------------------         ------------           ------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)           Identification No.)


         6 Rubber Avenue, Naugatuck, CT                          06770
     ----------------------------------------                  ----------
     (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (203)-729-0271
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In August 2001, the Company received a note in the amount of $17.0 million as partial consideration for the sale of its Broadband Systems division and retained a security interest in the underlying assets sold. Shortly thereafter, the Company, the purchaser (Ahead Communication Systems, Inc.) and the purchaser's parent company in Austria (Ahead Communications Systems AG) which had guaranteed payment of the note, all filed for bankruptcy protection, the purchaser defaulted on the note payment and disputes arose relating to the division sale agreements. As a result, the Company established a valuation reserve for a substantial portion of the note and recorded a related loss in fiscal 2001. The note is currently fully reserved so that any recoveries now and in the future will result in recording a gain.

As previously reported, on May 5, 2005 the Company received a payment of $2,747,884 in partial satisfaction of the note, as a result of the liquidation of the purchaser's parent company in Austria. Such payment was used to reduce senior secured debt.

On May 19, 2005, the Company, Ahead Communication Systems, Inc. ("ACS") and the Official Committee of Unsecured Creditors in the ACS bankruptcy case, filed with the Bankruptcy Court for the District of Connecticut (New Haven Division) a jointly proposed Chapter 11 Plan (the "Plan"). The Plan provides for the creation of a fund in the amount of $500,000 for distribution to unsecured creditors. All remaining property of ACS, including any balance of ACS's cash on hand, (after payment of the amount due administrative claims, priority tax claims, unsecured claims and priority claims) shall be transferred free and clear of all claims, encumbrances, liens and interests (except for the existing lien in favor of the Company) to a newly formed, wholly-owned subsidiary of the Company ("Newco"), in partial satisfaction of the Company's secured claim.

All of the existing employees of ACS will be offered employment by Newco. There can be no assurance that such employees will accept the offers if the Plan is confirmed.

The Plan requires a solicitation of votes of certain parties in interest and, thereafter, approval and confirmation by the Bankruptcy Court in order to become effective. Such process is estimated to be completed within sixty days if all votes and approvals proceed in favor of the Plan.

At this time the Company cannot determine the potential financial impact of this transaction, should it be approved, and whether there will be any further recovery on the note, due to the uncertainties as to the nature and amount of assets to be transferred and the related valuations that must be determined and as to the future operations of Newco.

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

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       General DataComm Industries, Inc.
                                       (Registrant)

                                       By: /s/ WILLIAM G. HENRY
                                           -------------------------------------
                                           William G. Henry
                                           Vice President, Finance and
                                           Administration, and Principal
                                           Financial Officer

May 20, 2005

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